UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 23, 2003

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Effective July 24, 2003, the Compensation Committee of the Board of Directors of RealNetworks, Inc. (the "Company") approved an Executive Management-By-Objective Program (the "MBO Program"). The purpose of the MBO Program is to reward high performance consistent with the Company's core business objectives. Under the MBO Program, certain executives of the Company are eligible to earn a target of 30% of their respective base salaries in the form of a cash bonus dependent on overall Company performance as measured by achievement against corporate revenue and corporate operating income targets, with such targets being established and achievement measured every six months. The maximum payout under the MBO Program is 45% of base salary. Under the MBO Program, the Company's Senior Vice President of North American Sales and Senior Vice President of International have a smaller target bonus and maximum bonus payout potential than other MBO Program participants because a significant portion of the compensation for these two executives is determined on a commission basis. Cash bonuses earned pursuant to the MBO Program are paid following the completion of each six-month measurement period and are dependent on Company performance against the targets established during each six-month period.

The Company's Chief Executive Officer, Chief Financial Officer and General Counsel are not eligible to participate in the MBO Program. At the same time that it established the MBO Program, the Compensation Committee of the Company's Board of Directors established a separate incentive compensation program for the Chief Financial Officer and the General Counsel. The Chief Financial Officer and General Counsel are eligible to earn a target of 30% of their respective base salaries, which amounts shall be determined by the Company's Chief Executive Officer and the Compensation Committee of the Board of Directors based on individual performance relative to business goals not directly related to the Company's reported financial results. Performance is measured against the established targets every six months and cash bonuses earned under this incentive compensation program are paid following the completion of each six-month measurement period. The maximum payout under this program is 45% of base salary.

The Company's Chief Executive Officer, Robert Glaser, is eligible to earn an annual cash bonus of up to 100% of base salary based on the achievement of certain financial and operating goals as determined by the Compensation Committee of the Board of Directors. For 2005, half of the bonus for which Mr. Glaser is eligible will be based on the achievement of the Company's 2005 operating plan as approved by the Board of Directors, and the remaining half will be based on mutually agreed-upon strategic metrics and certain other business factors including executive recruitment and retention.

In November 2004 the Company's Board of Directors approved the payment of a cash bonus in the amount of $100,000 to Mr. Glaser, which bonus was paid to Mr. Glaser on November 30, 2004. In addition, the Company’s Board of Directors increased Mr. Glaser's annual base salary from $200,000 per year to $400,000 per year effective November 16, 2004.

The Company's Chief Executive Officer and the Compensation Committee of the Board of Directors retain the ability to modify individual executive bonuses based upon individual performance and the successful completion of business projects and other management performance objectives.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

January 10, 2005	By:	/s/ Robert Kimball

Name: Robert Kimball
Title: VP, Legal & Business Affairs, General Counsel & Corporate Secretary